Exhibit 23.3

Consent of Independent Auditor

Apollo Bancshares, Inc.

Miami, Florida

We hereby consent to the use in the Joint Proxy Statement/Prospectus constituting a part of this Registration Statement of our report dated May 25, 2022, relating to the consolidated financial statements of Apollo Bancshares, Inc., which is contained in that Joint Proxy Statement/Prospectus.

We also consent to the reference to us under the caption “Experts” in the Joint Proxy Statement/Prospectus.

/s/ BDO USA, LLP

Miami, Florida

August 10, 2022